UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 22, 2011

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DEVRY INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2011, Mr. Gary Butler notified the board of directors (the “Board”) of DeVry Inc. (“DeVry”) of his decision to resign for personal reasons, effective immediately, as a director of DeVry and as a member of the Compensation Committee and the Finance Committee of the Board.  There are no known disagreements between Mr. Butler and DeVry on any matters relating to DeVry’s operations, policies or practices.

At present, the Board does not intend to fill the vacancy on the Board as a result of Mr. Butler’s resignation.  The Board intends to reduce the size of the Board from 13 members to 12 members pursuant to the provisions of the Amended and Restated By-Laws of DeVry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	November 22, 2011	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial
Officer and Treasurer